                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 13, 2008, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2007.

      FORM S-3 REGISTRATION STATEMENT NOS.   FORM N-4 REGISTRATION STATEMENT NOS.
      ------------------------------------   ------------------------------------
                  333-100068                              333-102295
                  333-102319                              333-102934
                  333-102325                              333-114560
                  333-105331                              333-114561
                  333-112249                              333-114562
                  333-117685                              333-121691
                  333-121739                              333-121693
                  333-121741                              333-141909
                  333-121742
                  333-121745
                  333-121811
                  333-121812
                  333-125937
                  333-129157
                  333-132994
                  333-137625
                  333-143541



/s/ Deloitte & Touche LLP

Chicago, Illinois
March 13, 2008